UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2005

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia (State of incorporation)	33-68412 (Commission File Number)	58-0477150 (IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia (Address of principal executive offices)	30655 (Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

     As previously reported, on Thursday, January 6, 2005, a Norfolk Southern freight train in transit through the Graniteville, South Carolina area collided with a stationary train parked on a railroad spur near the Company’s manufacturing and administrative facilities there. In the resulting derailment, rail cars ended up on the Company’s property and a tanker car was breached, releasing chlorine gas. Due to the release of the toxic and corrosive gas, the surrounding area, including the Company’s adjacent facilities, was evacuated. Nine individuals, six of whom were associates of the Company, were killed by chlorine gas inhalation and many others were hospitalized as a result of their injuries. All but one of the more than 60 Company associates hospitalized as a result of the incident have been released.

     Local, state and federal authorities restricted access to the Company’s facilities near the collision site for a period of approximately eight days. Due to the Company’s product flow and interdependence of the Company’s manufacturing facilities within and outside the evacuation zone, productive capacity representing more than 50% of the Company’s sales was effectively shutdown as a result of these events. As the chlorine gas dissipated and removal of the wrecked rail cars began, the Company was allowed to access portions of the affected facilities and initiated steps to determine the extent of damage and resume operations. The Company’s computer systems, electronic and electrical systems, compressors and other machinery in affected facilities were damaged by corrosion induced by chlorine gas exposure. In addition, boilers servicing finishing operations were damaged by fire because necessary life saving evacuation precluded orderly shutdown of those units.

     The Company has focused all available resources on the recovery effort since the incident. Temporary boilers have been installed, and replacement electrical distribution, compressors and computers are in place and operational. Repairs to textile processing facilities and machines are on going. Operations in all facilities are being resumed in an orderly manner and a substantial portion of productive capacity has been restored. Due to the progressive nature of damage resulting from chlorine gas exposure, further equipment failures may occur over time, with a corresponding reduction in production efficiency and temporary loss of capacity. Shipments of finished goods from all the Company’s distribution centers have resumed.

     The Company maintains property damage and business interruption insurance to provide reimbursement of losses stemming from an incident of this nature. In addition, Norfolk Southern Railway has acknowledged responsibility to the Company for the incident. The Company is utilizing appropriate resources to identify and document losses incurred as a result of the incident, and will pursue claims under its property damage, business interruption and other insurance policies and with third parties.

Forward Looking Statements

     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. These statements include, among others, statements regarding the damage our facilities may have sustained as a result of the chlorine gas leak and how we intend to mitigate any losses caused by the leak.

     Forward-looking statements reflect management’s current expectations and are not guarantees of performance or outcomes. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual outcomes to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict.

     You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005	AVONDALE INCORPORATED
	By:	/s/Jack R. Altherr, Jr.
Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer